Exhibit 99.2

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION:
October 29, 2008	Mike Dulberg
Chief Financial Officer
(773) 832-3473
E-mail: mdulberg@corusbank.com
CORUS BANKSHARES REPORTS
THIRD QUARTER RESULTS
Chicago, Illinois — Corus Bankshares, Inc. (NASDAQ: CORS) today released its report of results for the three and nine months ended September 30, 2008. The report can be accessed by visiting the following page on Corus’ website:
http://www.corusbank.com/acrobat/Q308.pdf
If you are unable to click on the link, either copy and paste it into your web browser’s address bar or simply visit www.corusbank.com and click on Investor Relations.
Corus Bankshares, Inc. (“Corus” or the “Company”) is a bank holding company headquartered in Chicago, Illinois. Corus conducts its banking operations through its wholly-owned banking subsidiary Corus Bank, N.A. (the “Bank”). The Bank is a nationwide construction lender, specializing in condominium, office, hotel, and apartment projects. Its outstanding commercial real estate loans and unfunded construction commitments total approximately $6.6 billion. Corus’ common stock trades on the NASDAQ Global Select Market tier of The NASDAQ Stock Market under the symbol: CORS.